Exhibit 99.1

State Auto Financial reports third quarter 2015 results

•       Quarterly income of $0.50 per share

•       Quarterly GAAP combined ratio of 99.1

•       Return on equity of 13.3%

•       Book value per share of $21.28

Columbus, Ohio (Nov. 3, 2015) – State Auto Financial Corporation (NASDAQ:STFC) today reported third quarter 2015 net income of $20.7 million, or $0.50 per diluted share, versus net income of $11.9 million, or $0.28 per diluted share, for the third quarter of 2014. Net income from operations[1] per diluted share for the third quarter 2015 was $0.33 versus net income from operations[1] per diluted share of $0.25 for the same 2014 period.

Operating Results

STFC’s GAAP combined ratio for the third quarter 2015 was 99.1 versus 102.0 for the third quarter of 2014. Catastrophe losses during the third quarter 2015 accounted for 2.1 points of the 64.9 total loss ratio points, or $6.8 million, versus 0.9 points of the total 68.2 loss ratio points, or $2.4 million, for the same period in 2014.

The State Auto Group’s homeowners’ quota share reinsurance arrangement (the “HO QS Arrangement”) expired on Dec. 31, 2014. During the third quarter of 2014, STFC reported adverse reserve development on terminated program business written through Risk Evaluation & Design LLC (“RED”), a wholly owned subsidiary of State Automobile Mutual Insurance Company. STFC’s combined ratio on a pro forma basis excluding these items for the third quarter of 2014 was 94.2[2], which included catastrophe losses of 1.1 points, or $3.6 million. Contributing to the higher reported combined ratio of 99.1 in the third quarter of 2015, were elevated personal and commercial auto non-cat loss ratios.

Net written premium for the third quarter of 2015 increased 17.1% over the same period in 2014. Net written premium increased 34.7%, 1.4% and 10.2% for our personal, business and specialty insurance segments, respectively, from the same period in 2014. Excluding the impact of the HO QS Arrangement, the personal insurance segment net written premium for the third quarter decreased 4.9%[3] from the same period in 2014 despite personal auto and homeowners new business counts being flat and up modestly in the quarter, respectively. The personal insurance segment continues to be impacted by company actions to improve profitability The growth in the specialty insurance segment was driven by pricing and new business.

News Release

Contact

Tara Shull

Investor Relations and Finance Director

614.917.4478 F 614.887.1793

Tara.Shull@StateAuto.com

Kyle Anderson

AVP/Director of Corporate Communication

614.917.5497 M 614.477.5301

Kyle.Anderson@StateAuto.com

Corporate Headquarters 518 E. Broad St. Columbus, OH 43215 614.464.5000 800.444.9950 For additional information: StateAuto.com/STFC facebook.com/StateAuto twitter.com/StateAuto
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State Auto Financial reports third quarter 2015 results, Nov. 3, 2015

For the nine months ended Sept. 30, 2015, STFC had net income of $48.1 million, or $1.16 per diluted share, compared to net income of $42.0 million, or $1.02 per diluted share, for the same 2014 period.

STFC’s GAAP combined ratio for the nine months ended Sept. 30, 2015 was 100.0 compared to 102.8 for the same 2014 period. Catastrophe losses increased the loss ratio for the nine months ended Sept. 30, of 2015 by 4.9 points, or $46.8 million, compared to 3.7 points, or $29.9 million for the nine months ended Sept. 30, 2014.

As previously reported, STFC’s GAAP combined ratio for the nine months ended Sept. 30, 2014 was impacted by the HO QS Arrangement, and adverse reserve development on terminated program business written through RED. STFC’s combined ratio on a pro forma basis excluding these items through the third quarter of 2014 was 98.02, which included catastrophe losses of 5.3 points, or $49.1 million. Contributing to the higher reported combined ratio of 100.0 for the nine months ended Sept. 30, 2015, were elevated personal auto and commercial auto loss ratios.

Net written premium year to date 2015 increased 15.9% compared to the same 2014 period. For the nine months ended Sept. 30, 2015, net written premium for the business insurance segment was flat, while the personal and specialty insurance segments increased 31.4% and 13.3%, respectively, compared to the same period in 2014. Excluding the impact of the HO QS Arrangement, personal insurance segment net written premium for year to date 2015 decreased 5.8%3 from the same period in 2014. Personal auto and homeowner new business premium and policy counts are lower as compared to 2014 impacted by company actions to improve profitability. The growth in the specialty insurance segment was driven by pricing and new business.

Book Value and Return on Equity

STFC’s book value was $21.28 per share as of Sept. 30, 2015, a decrease of $0.07 per share from STFC’s book value on June 30, 2015. The decrease in book value was due to lower investment valuations, offset by net income. Return on stockholders’ equity for the twelve months ended Sept, 30, 2015, was 13.3% compared to 7.5% for the twelve months ended Sept. 30, 2014.

STFC President and CEO Mike LaRocco commented on the quarter as follows:

“While I’m disappointed in our results, I’m pleased with our progress. We reported third quarter 2015 net income of $20.7 million and net operating earnings per share of $0.33. Our catastrophe experience was good, but personal and commercial auto non-catastrophe loss ratios remain too high. We have a clearer understanding of what’s driving those results, and the other issues we face, and we’re taking action.

“We’ve taken concrete steps to lower our expense ratio and improve results in poor performing lines of business. In personal and commercial auto, for example, we’re reassessing our models, giving stronger guidance to field underwriting staff and creating dedicated claims teams to help improve results. We’re taking similar steps throughout our business to identify and address issues, and ultimately improve our results.

“The entire organization is engaged in an effort to improve processes, reduce expenses and realign the organization to give us the best chance to achieve our goal of profitable growth. That includes new members of the leadership team to help drive change, and work to build a new technology platform to make us easier to do business with for agents and customers. It’s a platform that I’m confident will help us move ahead of many of our competitors.

State Auto Financial reports third quarter 2015 results, Nov. 3, 2015

“We know what we have to do and we’re headed in the right direction. We’re putting the people, processes and strategies in place to compete and win. I’m more confident than ever that ours is a company that can stand out in the marketplace. This quarter was another big step in that direction.”

State Auto Financial Corporation, headquartered in Columbus, Ohio, is a super regional property and casualty insurance holding company and is proud to be a Trusted Choice® company partner. STFC stock is traded on the NASDAQ Global Select Market, which represents the top fourth of all NASDAQ listed companies.

The insurance subsidiaries of State Auto Financial Corporation are part of the State Auto Group. The State Auto Group markets its insurance products throughout the United States, through independent insurance agencies, which include retail agencies and wholesale brokers. The State Auto Group is rated A- (Excellent) by the A.M. Best Company and includes State Automobile Mutual, State Auto Property & Casualty, State Auto Ohio, State Auto Wisconsin, Milbank, Meridian Security, Patrons Mutual, Rockhill Insurance, Plaza Insurance, American Compensation and Bloomington Compensation. Additional information on State Auto Financial Corporation and the State Auto Insurance Companies can be found online at http://www.StateAuto.com/STFC.

[1]	Net income (loss) from operations, a non-GAAP financial measure which management believes is informative to Company management and investors, differs from GAAP net income (loss) only by the exclusion of realized capital gains and (losses), net of applicable taxes, on investment activity for the periods being reported. For STFC, this amounted to income of $0.17 per diluted share for the third quarter 2015 and income of $0.31 year to date 2015 versus income of $0.03 per diluted share for the third quarter 2014 and income of $0.28 year to date 2014.
[2]	Represents a non-GAAP financial measure as to the three and nine months ended Sept. 30, 2014 combined ratio. A reconciliation of the difference between this non-GAAP financial measure with the most directly comparable GAAP financial measure is included in Schedules 1A and 1B that is part of this release.
[3]	Represents a non-GAAP financial measure as to net written premium for the three and nine months ended Sept. 30, 2014. A reconciliation of the difference between this non-GAAP financial measure with the most directly comparable GAAP financial measure is included in Schedule 2 that is part of this release.

STFC has scheduled a conference call with interested investors for Tuesday, Nov. 3, at 11 a.m. ET to discuss the Company’s third quarter 2015 performance. Live and archived broadcasts of the call can be accessed at http://www.StateAuto.com/STFC. A replay of the call can be heard beginning at 2 p.m., Nov. 3, by calling 855-859-2056, conference ID 59441370. Supplemental schedules detailing the Company’s third quarter 2015 financial, sales and underwriting results are made available on http://www.StateAuto.com/STFC prior to the conference call.

* * * * * *

Except for historical information, all other information in this news release consists of forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those projected, anticipated or implied. The most significant of these uncertainties are described in State Auto Financial’s Form 10-K and Form 10-Q reports and exhibits to those reports, and include (but are not limited to) legislative changes at both the state and federal level, state and federal regulatory rule making promulgations and adjudications, class action litigation involving the insurance industry and judicial decisions affecting claims, policy coverages and the

State Auto Financial reports third quarter 2015 results, Nov. 3, 2015 general costs of doing business, the impact of competition on products and pricing, inflation in the costs of the products and services insurance pays for, product development, geographic spread of risk, weather and weather-related events, and other types of catastrophic events. State Auto Financial undertakes no obligation to update or revise any forward-looking statements.

STATE AUTO FINANCIAL CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF INCOME

(unaudited)

	Three months ended September 30		Nine months ended September 30
($ in millions, except per share amounts)	2015	2014	2015	2014
Net premiums written	$324.5	$277.0	$970.8	$837.5

Earned premiums	319.7	270.2	946.5	801.0
Net investment income	18.7	18.9	53.9	57.0
Net realized gain on investments	10.8	1.6	20.0	17.6
Other income	0.5	0.6	1.6	1.4

Total revenue	349.7	291.3	1,022.0	877.0

Income before federal income taxes	29.9	13.1	66.5	43.9

Federal income tax expense	9.2	1.2	18.4	1.9

Net income	$20.7	$11.9	$48.1	$42.0

Earnings per common share:
- basic	$0.50	$0.29	$1.17	$1.03
- diluted	$0.50	$0.28	$1.16	$1.02

Earnings per share from operations (A):
- basic	$0.33	$0.26	$0.85	$0.75
- diluted	$0.33	$0.25	$0.85	$0.74

Weighted average shares outstanding:
- basic	41.1	40.9	41.1	40.8
- diluted	41.9	41.5	41.5	41.2

Return on average equity (LTM)	13.3%	7.5%

Book value per share	$21.28	$20.41

Dividends paid per share	$0.10	$0.10	$0.30	$0.30

Total shares outstanding	41.1	40.9

GAAP ratios:
Cat loss and ALAE ratio	2.1	0.9	4.9	3.7
Non-cat loss and LAE ratio	62.8	67.3	61.4	64.5

Loss and LAE ratio	64.9	68.2	66.3	68.2
Expense ratio	34.2	33.8	33.7	34.6

Combined ratio	99.1	102.0	100.0	102.8

(A) Reconciliation of non-GAAP financial measure:
Net income from operations:
Net income	$20.7	$11.9	$48.1	$42.0
Less net realized gain on investments, less applicable federal income taxes	7.0	1.1	13.0	11.5

Net income from operations	$13.7	$10.8	$35.1	$30.5

Schedule 1A

STATE AUTO FINANCIAL CORPORATION AND SUBSIDIARIES

RECONCILIATION OF ADJUSTMENTS

(unaudited)

The following table sets forth a reconciliation of the HO QS Arrangement cession and the former RED unit’s underwriting results on the Company’s overall results and key performance indicators on a pro forma GAAP basis as if the HO QS Arrangement had not been in effect and the RED results had been excluded for the three months ended September 30, 2014.

	Three months ended September 30, 2014
($ in millions)	As Reported	Adjustments		Pro Forma without Adjustments
Earned Premiums	$270.2	$43.9	(1)	$314.1
Losses and LAE Incurred:
Cat loss and ALAE	2.4	1.2	(1)	3.6
Non-cat loss and LAE	182.0	17.0	(1)	185.2
		(13.8)	(2)

Loss and LAE	184.4	4.4		188.8
Acquisition and operating expenses	91.4	15.7	(1)	107.1

Net underwriting (loss) gain	$(5.6)	$23.8		$18.2

Cat loss and ALAE ratio	0.9%	N/M	*	1.1%
Non-cat loss and LAE ratio	67.3%	N/M	*	59.0%

Loss and LAE ratio	68.2%	N/M	*	60.1%
Expense ratio	33.8%	N/M	*	34.1%

Combined ratio	102.0%	N/M	*	94.2%

Footnotes:

(1)	HO QS cession
(2)	RED reserve strengthening
*	N/M = Not Meaningful

Schedule 1B

STATE AUTO FINANCIAL CORPORATION AND SUBSIDIARIES

RECONCILIATION OF ADJUSTMENTS

(unaudited)

The following table sets forth a reconciliation of the HO QS Arrangement cession and the former RED unit’s underwriting results on the Company’s overall results and key performance indicators on a pro forma GAAP basis as if the HO QS Arrangement had not been in effect and the RED results had been excluded for the nine months ended September 30, 2014.

	Nine months ended September 30, 2014
($ in millions)	As Reported	Adjustments		Pro Forma without Adjustments
Earned Premiums	$801.0	$132.2	(1)	$933.2
Losses and LAE Incurred:
Cat loss and ALAE	29.9	19.2	(1)	49.1
Non-cat loss and LAE	516.7	55.8	(1)	547.1
		(25.4)	(2)

Loss and LAE	546.6	49.6		596.2
Acquisition and operating expenses	277.2	41.3	(1)	318.5

Net underwriting (loss) gain	$(22.8)	$41.3		$18.5

Cat loss and ALAE ratio	3.7%	N/M	*	5.3%
Non-cat loss and LAE ratio	64.5%	N/M	*	58.6%

Loss and LAE ratio	68.2%	N/M	*	63.9%
Expense ratio	34.6%	N/M	*	34.1%

Combined ratio	102.8%	N/M	*	98.0%

Footnotes:

(1)	HO QS cession
(2)	RED reserve strengthening
*	N/M = Not Meaningful

Schedule 2

STATE AUTO FINANCIAL CORPORATION AND SUBSIDIARIES

NET WRITTEN PREMIUM COMPARISON ($ millions)

(unaudited)

Personal segment	Quarter to Date				Year to Date
	9/30/2015	9/30/2014	$ Change	% Change	9/30/2015	9/30/2014	$ Change	% Change
As reported:
Personal auto	$85.4	$89.8	$(4.4)	(4.9)%	$254.1	$271.3	$(17.2)	(6.3)%
Homeowners	59.3	15.9	43.4	273.0%	166.6	44.7	121.9	272.7%
Other personal	7.7	7.4	0.3	4.1%	24.7	23.0	1.7	7.4%

	152.4	113.1	39.3	34.7%	445.4	339.0	106.4	31.4%

Homeowners:
Homeowners cession	—	47.1	(47.1)	(100.0)%	—	133.6	(133.6)	(100.0)%

	—	47.1	(47.1)	(100.0)%	—	133.6	(133.6)	(100.0)%

Total excluding HO QS arrangement:
Personal auto	85.4	89.8	(4.4)	(4.9)%	254.1	271.3	(17.2)	(6.3)%
Homeowners	59.3	63.0	(3.7)	(5.9)%	166.6	178.3	(11.7)	(6.6)%
Other personal	7.7	7.4	0.3	4.1%	24.7	23.0	1.7	7.4%

Grand total	$152.4	$160.2	$(7.8)	(4.9)%	$445.4	$472.6	$(27.2)	(5.8)%